Exhibit 10.7
Amendment to the
PFIZER INC NONFUNDED DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN

* * *

(New material in bold and italics; deletions crossed out)

SECTION 6.        DISTRIBUTION OF ACCOUNTS.
6.1    Distribution of Benefits. Unless otherwise specifically provided for in the Plan, distribution of a Member’s Grandfathered Amounts shall be paid in accordance with the distribution provisions of the Prior Plans, provided, however, that with respect to any Member who is employed by Zoetis Inc., on and following the date Zoetis Inc. is no longer a wholly owned subsidiary of the Company due to a tax-free distribution to the Company’s stockholders of all or a portion of its equity interest in Zoetis, such Member shall be deemed to have incurred a termination of employment only upon his or her Separation from Service as described in the remainder of this Section 6.1. Except as otherwise provided in this Section and the Plan, a Member shall be paid the balance of his Account following his or her Separation from Service in accordance with the Payment Option or Payment Options elected (or deemed elected by the Member) by the Member as permitted under the Plan. A Member may have different Payment Option elections with respect to the portions of his or her Account, for example, for a Special Accrual or for a Member who was ineligible for a period of time and subsequently became eligible and was permitted or deemed to have made a new Payment Option election under the Plan with respect to future accruals under the Plan and in accordance with Section 409A.

APPENDIX B - Pharmacia Savings Plus Plan as in effect on 12/31/04. Except as otherwise specifically provided for in the Plan, the provisions of this Plan shall apply to Grandfathered Amounts transferred from the Pharmacia Savings Plus+ Plan
Pharmacia
Savings Plus+ Plan
Amended & Restated Effective as of July 1, 2002

DEFINITIONS
Termination Date. “Termination Date” means the date of termination of a Participant’s service with the Company and its Affiliates and shall be determined without reference to any compensation continuation arrangement or severance benefit arrangement that may be applicable, provided, however, that with respect to any Member who is employed by Zoetis Inc., “Termination Date” shall mean, on and following the date Zoetis Inc. is no longer a wholly owned subsidiary of the Company due to a tax-free distribution to the Company’s stockholders of all or a portion of its equity interest in Zoetis, the date of his or her “Separation from Service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.